Exhibit 10.1

JOHN MARSHALL BANCORP, INC.

2015 STOCK INCENTIVE PLAN

(as Amended and Restated on May 15, 2018)

1.            Purpose of the Plan. The purpose of this Amended and Restated John Marshall Bancorp, Inc. 2015 Stock Incentive Plan (the “Plan”) is to advance the interests of the Company by providing directors and selected key employees of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of the Company and its Affiliates to promote the success of the business as measured by the value of its Shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

2.            Definitions. In this Plan:

(a)            “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)            “Agreement” means a written agreement entered into in accordance with Section 5(c).

(c)            “Awards” means, collectively Options, Restricted Stock and Restricted Stock Units, unless the context clearly indicates a different meaning.

(d)            “Bank” means John Marshall Bank.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Company” means John Marshall Bancorp, Inc.

(g)            “Change in Control” means any one of the following events occurring after the Effective Date: (1) except as provided in Section 10(c), any consolidation, merger, share exchange, or similar transaction relating to the Company, or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, (2) any sale of all or substantially all of the assets of the Company, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of the US Treasury Regulations, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) where over a twelve month period, a majority of the members of the Board are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Board in office prior to such appointment or election. For purposes of this subsection only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding. A Change in Control does not include acquisition of ownership or control of voting securities of the Company by an employee benefit plan sponsored by the Company or Bank or; acquisition of voting securities by the Company through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to the Company in a reorganization, such as a reincorporation, that does not have the purpose or effect of significantly changing voting power or control. The decision of the Committee as to whether a change in control has occurred is conclusive and binding, subject to the terms of the Plan.

(h)            “Code” means the Internal Revenue Code of 1986, as amended to date or hereafter.

(i)            “Committee” means the Committee appointed by the Board in accordance with Section 5(a) hereof.

(j)            “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(k)            “Continuous Service” means the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

(l)            “Director” means a member of the Board.

(m)            “Effective Date” means the date specified in Section 14 hereof.

(n)            “Employee” means any person employed by the Company or by an Affiliate.

(o)            “Exercise Price” means the price per Optioned Share at which an Option may be exercised.

(p)            “Independent Director” means an independent director as defined for purposes other than audit committee service, but considering the additional factors required for determining the independence of compensation committee members, in the listing standards and regulations of The NASDAQ Stock Market, or if the Company’s Common Stock is primarily traded on a national securities exchange other than The NASDAQ Stock Market (including any level or submarket thereof), then the listing standards and regulations of such other national securities exchange. Not in limitation of the foregoing, all Independent Directors must be Non-Employee Directors.

(q)            “ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)            “Just Cause” has the meaning set forth for “cause,” “just cause” or similar phrase, in any unexpired employment or severance agreement between the Participant and the Company and/or any Affiliate, or, in the absence of any such agreement, means termination because of (in the Board’s sole discretion) the Participant’s personal dishonesty, moral turpitude, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than misdemeanor traffic violations or similar offenses) or final cease-and-desist order.

(s)            “Market Value” means the fair market value of the Common Stock, as determined under Section 7(b) hereof.

(t)            “Non-Employee Director” means any member of the Board who, at the time discretion under the Plan is exercised, is a “Non-Employee Director” within the meaning of Rule 16b-3.

(u)            “Non-ISO” means an option to purchase Common Stock that meets the requirements set forth in the Plan but which is not intended to be, and is not identified as, an ISO.

(v)            “Option” means an ISO or Non-ISO.

(w)            “Optioned Shares” means Shares subject to an Option or Award of Restricted Stock or Restricted Stock Units granted pursuant to this Plan.

(x)            “Outstanding Shares” means the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by the Company.

(y)            “Participant” means any person who receives an Award pursuant to the Plan.

(z)            “Performance Based Award” means an Award, the vesting, exercise or retention of which is subject to or based upon Performance Based Conditions.

(aa)      “Performance Based Conditions” means the specific corporate, divisional, or individual performance or achievement standards or goals set forth in an Agreement.

(bb)      “Permanent and Total Disability” mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(cc)      “Plan” means the John Marshall Bancorp, Inc. 2015 Stock Incentive Plan.

(dd)      “Restricted Stock” means Common Stock that is subject to forfeiture, restrictions against transfer, specific Performance Based Conditions, or other conditions or restrictions set forth in an Agreement.

(ee)      “Restricted Stock Unit” means an Award of the right to receive Shares of Common Stock, the grant, issuance or vesting of which is subject to such conditions or restrictions, as set forth in an Agreement.

(ff)      “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(gg)      “Share” means one share of Common Stock.

2

(hh)      “Transaction” means: (i) the liquidation or dissolution of the Company; (ii) a merger, consolidation, share exchange or similar transaction in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company’s assets.

3.            Term of the Plan and Options.

(a)            Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date unless sooner terminated pursuant to Section 17. No Award may be granted under the Plan after ten years from the Effective Date.

(b)            Term of Options. The Committee shall establish the term of each Option granted under the Plan. No Option may have a term that exceeds 10 years. No ISO granted to an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted may have a term that exceeds five years.

4.            Shares Subject to the Plan. Except as otherwise required by the provisions of Section 11, the aggregate number of Shares that may be delivered upon the exercise or vesting of Awards shall be 976,211. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury to the extent allowed by Virginia law. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall be available for the grant of additional Awards under the Plan, unless the Plan shall have been terminated.

5.            Administration of the Plan.

(a)            Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Non-employee Directors. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Non-Employee Directors serving on the Board’s Human Resources Committee. Members of the Committee shall serve at the pleasure of the Board. Notwithstanding the foregoing, at any time when any class of security of Company is traded on any national securities exchange or on the automated inter-dealer quotation system of national securities association, or the Company is otherwise subject to listing requirements comparable to those provided in Rule 10A-3 under the Securities Exchange Act of 1934, then: (i) all members of the Committee shall be Independent Directors; and (ii) In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Independent Directors. The members of the Committee shall serve at the pleasure of the Board.

(b)            Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion: (i) to select Participants and grant Awards; (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, including but not limited to Performance Based Conditions of Performance Based Awards, which need not be identical among Participants granted Awards at the same time; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)            Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement: (i) the Exercise Price of an Option; (ii) the number of Shares subject to, and the expiration date of, the Option; (iii) the Restriction Period of an Award of Restricted Stock or Restricted Stock Units; (iv) the amount, if any, payable for the receipt or vesting of Shares of Restricted Stock or Shares subject to Restricted Stock Units; (v) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award; and (vi) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise or vesting of such Award. The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

3

(d)            Effect of the Committee’s Decisions. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby. The Committee’s determination whether a Participant’s Continuous Service has ceased, the effective date thereof, and whether a Performance Based Condition shall have been met in the event of the death or Permanent and Total Disability shall be final and conclusive on all persons affected thereby.

(e)            Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder, to the full extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6.            Grant of Options.

(a)            General Rule. The Committee, in its sole discretion, may grant ISOs or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Company Directors and directors of Affiliates

(b)            Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future “parent” or “subsidiary” of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this section, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.            Exercise Price for Options.

(a)            Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company’s Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)            Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including The NASDAQ Stock Market) on the date in question, then the Market Value per Share shall be not less than the last reported selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the closing bid and asked prices on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the closing bid and asked price on such date. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion in a manner consistent with the rules prescribed under Section 422 of the Code.

8.            Exercise of Options.

(a)            Generally. Any Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement. An Option may not be exercised for a fractional Share. In the event that any adjustment of an Option pursuant to Section 11 or otherwise would result in an Optionee being entitled to exercise for a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise of such Option shall be rounded down to the next whole share, and the Optionee shall not be entitled to any payment, compensation or alternative Award in lieu thereof.

(b)            Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by: (1) written notice of intent to exercise the Option with respect to a specified number of Shares; and (2) payment to the Company (contemporaneously with delivery of such notice) of the amount of the Exercise Price with respect to the Options being exercised (i) in cash, (ii) in Common Stock, (iii) payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of shares of Common Stock equal to (A) the number of shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Market Value per share less the Exercise Price per share, and the denominator of which is the Market Value per share (the number of net shares to be received shall be rounded down to the nearest whole number of shares, without any payment or other compensation in lieu of such fractional share); or (iv) any combination of the foregoing methods of payment. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company’s executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise. In connection with the exercise of Options, a Participant shall also deliver to the Company, in accordance with the provisions of Section 19 hereof, an amount sufficient to satisfy all applicable federal, state and local income and employment tax withholding obligations, which amount may be paid by any of the methods available for payment of the Exercise Price.

4

(c)            Period of Exercisability-ISOs. An ISO may be exercised by a Participant only while the Participant is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of –

(1)	Just Cause, in which case the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)	death, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

(3)	Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such ISO may be exercised within one year from the date of such termination of service as a result of Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

(d)            Period of Exercisability-Non-ISOs. A Non-ISO may be exercised by a Participant only while the Participant is an Employee or Director and has maintained Continuous Service from the date of the grant of the Non-ISO, or within three months after termination of such Continuous Service in the case of an Employee who is not a Director, or one year after termination of Continuous Service in the case of a Director (and in any case not later than the date on which the Option would otherwise expire), except if the Continuous Service terminates by reason of –

(i)	Just Cause, in which case the Participant’s rights to exercise such Non-ISO shall expire on the date of such termination;

(ii)	death, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his death, such Non-ISO of the deceased Participant may be exercised during the normal term of the Option by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution;

(iii)	Permanent and Total Disability, in which case, to the extent that the Participant would have been entitled to exercise the Non-ISO immediately prior to his termination of service as a result of Permanent and Total Disability, such Non-ISO may be exercised during the normal term of the Option.

(e)            Exercisability at Death or Permanent and Total Disability. Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or termination of service as a result of Permanent and Total Disability.

9.            Restricted Stock and Restricted Stock Units.

The Committee, in its sole discretion, may grant Awards of Restricted Stock or Restricted Stock Units to Directors or Employees of the Company or an Affiliate. Any Share of Restricted Stock or Restricted Stock Unit which is the subject of an Award shall be subject to the following terms and conditions, and otherwise to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement.

(a)            Restriction Period. At the time of each Award of Restricted Stock or a Restricted Stock Unit, there shall be established a restriction period (the “Restriction Period”). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of the Shares covered by the same Award. In no event: (i) may the Performance Based Condition measurement date for a Performance Based Award be less than one year from the date of grant; or (ii) may the Restriction Period for any other Award of Restricted Stock or Restricted Stock Unit be less than three years, provided that restrictions may terminate ratably over the vesting period.

5

(b)            Vesting Restrictions. The Committee shall determine the conditions and restrictions applicable to the Award, including, but not limited to, requirements of Continuous Service for a specified term, or, for Performance Based Awards of Restricted Stock or Restricted Stock Units, the attainment of Performance Based Conditions, which condition and restrictions may differ with respect to each Participant granted an Award at the same time. The Agreement shall provide for forfeiture of Shares covered thereby if the specified conditions and restrictions are not met during the Restriction Period. Awards of Restricted Stock may provide for the issue of Shares upon grant, subject to forfeiture if the specified conditions and restrictions are not met. Restricted Stock Units shall provide for the issuance of Shares only upon the achievement of the conditions and restrictions at the end of the Restriction Period or upon the achievement of the Performance Based Conditions, subject to earlier vesting as provided herein.

(c)            Vesting upon Death or Permanent and Total Disability. The Committee shall set forth in the Agreement the percentage of an Award, if any, which shall vest in the Participant in the event of death, or Permanent and Total Disability prior to the expiration of the Restriction Period or the satisfaction of the conditions and restrictions applicable to an Award.

(d)            Acceleration of Vesting. Notwithstanding the Restriction Period and the conditions or restrictions imposed on an Award of Restricted Stock or Restricted Stock Units, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any conditions or restrictions, if the Committee concludes that it is in the best interests of the Company to do so, provided that any such actions not done in connection with a Change in Control or the death, Permanent and Total Disability, or termination of employment of a Participant shall not be effective unless specifically approved or ratified by the affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting duly held on date no later than the next annual meeting of shareholders.

(e) Ownership; Voting. Where stock certificates are issued in respect of Awards of Restricted Stock, which are subject to forfeiture if the conditions or restrictions are not satisfied, such certificates shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of the Company with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to vote and to receive all dividends paid on such Shares, and the certificates shall be deposited with the Company or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

“The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the John Marshall Bancorp, Inc. 2015 Stock Incentive Plan, and an agreement entered into between the registered owner and John Marshall Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of John Marshall Bancorp, Inc.”

Where an Award of Restricted Stock Units is subject to issuance upon the achievement of Performance Based Award standards or goals or other conditions, no certificates shall be issued until satisfaction of such conditions.

(f)            Lapse of Restrictions. At the expiration of the Restriction Period applicable to the Restricted Stock, or upon the satisfaction of conditions to receipt of the Shares subject to Restricted Stock Units, as applicable, the Company shall deliver to the Participant, or the legal representative of the Participant’s estate, or if the personal representative of the Participant’s estate shall have assigned the estate’s interest in the Restricted Stock or Restricted Stock Units, to the person or persons to whom his rights under such Restricted Stock or Restricted Stock Units shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee, or if no such certificates have been issued and deposited stock certificates reflecting the Shares, as to which the Restriction Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, the Company shall cause such certificates to be reissued without the legend.

(g)            Forfeiture of Restricted Stock. Any Shares of Restricted Stock which are not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period shall be forfeited and cancelled without compensation, and shall thereafter not be considered to be Outstanding Shares.

6

10.	Conditions Upon Issuance of Shares.

(a)            Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan that the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)            Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the grant or exercise of an Award, the Company may require the Participant (or permitted successor) to make such representations and warranties as the Committee determines may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)            Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal, to establish repurchase rights or both of these restrictions, or to provide for the mandatory exercise or forfeiture of any outstanding Options in the event that the Company’s primary federal regulator directs the Company to so require if the Company does not meet minimum regulatory capital requirements.

(d)            Construction; Compliance with 409A, Delay in Payment. It is intended and anticipated that this Plan and Awards hereunder shall not be subject to, or shall be in accordance with, 409A of the Code and the regulations and administrative guidance promulgated thereunder (“Section 409A”), and thus avoid the imposition of any excise tax and interest on Participants pursuant to Section 409A(a)(1)(B) of the Code, as a result of the grant, award, exercise, vesting or lapse of restrictions of any Award, and this Plan shall be interpreted and construed consistent with this intent. Notwithstanding anything to the contrary contained herein, any Award or vesting, issuance or payment of an Award hereunder or any Agreement that is considered “nonqualified deferred compensation” that is to be made to a Participant while such Participant is a “specified employee,” in each case as defined and determined for purposes of Section 409A, within six months following such Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such Award, vesting, issuance or payment of an Award is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such Award, vesting, issuance or payment of an Award shall be delayed and shall be effected on the first business day of the seventh calendar month following the Participant’s separation from service, or, if earlier upon Participant’s death. Notwithstanding anything to the contrary contained herein, the Company shall have no liability whatsoever to any Participant or any other person in the event that any Award vesting, issuance or payment of an Award is determined to be subject to, and is not in compliance with, Section 409A.

11.            Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

(a)	Effects of Change in Control.

(1)	Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.

(2)	At the time of a Change in Control which does not constitute a Transaction, any or all outstanding Options may, in the discretion of the Board and without the individual consent of a Participant, be cancelled, in exchange for which cancellation the Participant shall receive a cash payment in an amount equal to the excess of the Market Value at the time of the Change in Control of the Shares subject to such Option over the Exercise Price of such Options, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant.

(3)	In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Board of Directors shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive—

7

(A)	for each Share then subject to an outstanding Award, an Award for the number and kind of shares (or amount of cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of an Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit; or

(B)	the number and kind of shares (or amount cash or other property, or combination thereof) into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit; or

(C)	a cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, over the Exercise Price of the Option, or other amount, if any, payable in the event of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit.

(b)            Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price of Options or the amount, if any, payable in respect of an Award of Shares of Restricted Stock or Restricted Stock Units, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company. In the event that any such adjustment would result in a Participant being entitled to exercise for or receive a fractional Share, then upon such adjustment, the number of Shares which may be acquired upon exercise or vesting of such Award shall be rounded down to the next whole share, and such fraction cancelled, and the Participant shall not be entitled to any payment, compensation or alternative award in lieu thereof.

(c)            Special Rule for ISOs. Any adjustment made pursuant to subsections (a)(3)(A) or (b) of this section shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)            Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares issued pursuant to the Award before the adjustment was made.

(e)            Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, Exercise Price, in the case of Options, or other amount, if any, payable in the case of an Award of Restricted Stock or Shares subject to a Restricted Stock Unit, then subject to Awards or reserved for issuance under the Plan.

12.            Non-Transferability of Awards.

(a)            ISOs, and prior to their vesting, Restricted Stock and Restricted Stock Units, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

8

(b)            Non-ISO’s may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

13.            Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonably prompt period after the date of such grant.

14.            Effective Date. The Plan shall be effective as of the date on which the Plan is approved by the shareholders of the Company.

15.            Approval by Stockholders. The Plan shall be approved by shareholders of the Company within twelve (12) months of the date on which this Plan is approved by the Board.

16.            Modification of Awards. At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award. Regardless of any other provision of this Plan or an Agreement, neither the Board or the Committee may reprice (as defined under rules of the New York Stock Exchange or The NASDAQ Stock Market) any Award unless the repricing is approved in advance by the shareholders of the Company.

17.      Amendment and Termination of the Plan.      The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that shareholder approval shall be required to increase the number of Shares subject to the Plan provided in Section 4 or to extend the term of the Plan, or to make any other change which may be required under the listing requirements of any national securities exchange upon which the Company’s common stock is listed. No amendment, suspension, or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

18.            Reservation of Shares. The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19.            Withholding Tax. The Company’s obligation to deliver Shares upon exercise or vesting of Awards (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.            No Employment or Other Rights. In no event shall a Director’s or Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director or Employee or any other party to continue service with the Company or any Affiliate of such corporations. No Director or Employee shall have a right to be granted an Award or, having received an Award, the right to be granted an additional Award.

21.      Governing Law.      The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

9